UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue Springfield, Massachusetts		01104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 331-0852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As described in Item 2.03 of this Current Report on Form 8-K, we and certain of our domestic subsidiaries entered into a second amendment, dated as of April 13, 2015, to our existing credit agreement with the lenders and TD Bank, N.A. as administrative agent. The disclosure contained in Item 2.03 and the information contained in Exhibit 10.104(b) filed herewith are hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 13, 2015, we and certain of our domestic subsidiaries entered into a second amendment to our existing credit agreement with the lenders and TD Bank, N.A. as administrative agent (the “Second Amendment”). We originally entered into our existing credit agreement on August 15, 2013, as disclosed in our Form 8-K filed with the Securities and Exchange Commission on August 19, 2013 (the “Credit Agreement”). On November 25, 2014, we amended the Credit Agreement to increase the line of credit available from our lenders to $125.0 million from $75.0 million in connection with our acquisition of Battenfeld Technologies, Inc., as disclosed in our Form 8-K filed with the Securities and Exchange Commission on November 26, 2014.

The Second Amendment increases the existing line of credit available from our lenders to $175.0 million from $125.0 million, as a result of our exercise of the remaining portion of the accordion feature of the Credit Agreement. We otherwise remain subject to the terms of the Credit Agreement, as amended to date.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Second Amendment, and is subject to and qualified in its entirety by reference to the full text of the Second Amendment, which is filed herewith as Exhibit 10.104(b) and is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

We are furnishing the disclosure in this Item 7.01 in connection with the disclosure of information in the form of the textual information from a press release released on April 15, 2015. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Current Report on Form 8-K is available on our website located at www.smith-wesson.com, although we reserve the right to discontinue that availability at any time. In addition, this information may be amended or updated at any time and from time to time on our website.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit

10.104(b)	Second Amendment to Credit Agreement, dated as of April 13, 2015, by and among Smith & Wesson Holding Corporation, Smith & Wesson Corp., the guarantors, the lenders, and TD Bank, N.A. as administrative agent and swingline lender

99.1	Press release from Smith & Wesson Holding Corporation, dated April 15, 2015, entitled “Smith & Wesson Holding Corporation Updates Financial Expectations”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2015	SMITH & WESSON HOLDING CORPORATION

	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

10.104(b)	Second Amendment to Credit Agreement, dated as of April 13, 2015, by and among Smith & Wesson Holding Corporation, Smith & Wesson Corp., the guarantors, the lenders, and TD Bank, N.A. as administrative agent and swingline lender

99.1	Press release from Smith & Wesson Holding Corporation, dated April 15, 2015, entitled “Smith & Wesson Holding Corporation Updates Financial Expectations”